BY LAWS

OF

CHINA GINSENG HOLDINGS, INC
(A NEVADA CORPORATION)

ARTICLE I

OFFICES

Section 1.  PRINCIPAL OFFICES.  The Board of Directors shall fix the  location of the principal executive office of the corporation at any place  within or outside the State of Nevada.  If the principal executive office is  located outside this state, and the corporation has one or more business  offices in this state, the Board of Directors shall fix and designate a  principal business office in the State of Nevada.

Section 2.  OTHER OFFICES.  The Board of Directors may at any time  establish branch or subordinate offices at any place or places where the  corporation is qualified to do business.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1.  PLACE OF MEETINGS.  Meetings of shareholders shall be held  at any place within or outside the State of Nevada designated by the Board of  Directors.  In the absence of any such designation, shareholders’ meetings  shall be held at the principal executive office of the corporation.

Section 2.  ANNUAL MEETING.  The annual meeting of the shareholders  shall be held on the 2nd Monday of January in each year at 10:00 a.m.  However,  if this day falls on a legal holiday,  then the meeting shall be held at the  same time and place on the next succeeding full business day.  At this  meeting, directors shall be elected, and any other proper business may be  transacted.  The meeting shall be held at a location set by the Board of  Directors.

Section 3.  SPECIAL MEETING.  A special meeting of the shareholders may  be called at any time by the Board of Directors, or by the chairman of the  board, or by the president, or by one or more shareholders holding shares in  the aggregate entitled to cause not less than ten percent (10%) of the votes  at that meeting.

If a special meeting is called by any person or persons other than the  Board of Directors, the request shall be in writing, specifying the time of  such meeting and the general nature of the business proposed to be  transacted, and shall be delivered personally or sent by registered mail or  by telegraphic or other facsimile transmission to the chairman of the board,  the president, any vice president, or the secretary of the corporation.  The  officer receiving the request shall cause notice to be promptly given to the  shareholders entitled to vote, in accordance with the provisions of Section 4  and 5 of this Article II, that a meeting will be held at the time requested  by the person or persons calling the meeting, not less than ten (10) nor more  than thirty (30) days after the receipt of the request.  If the notice is not  given with five (5) days after receipt of the request, the person or persons  requesting the meeting may give the notice.  Nothing contained in this  paragraph of this Section 3 shall be construed as limiting, fixing or  affecting the time when a meeting of shareholders called by action of the  Board of Directors may be held.

Section 4.  NOTICE OF SHAREHOLDERS’ MEETINGS.  All notices of meetings  of shareholders shall be sent or otherwise given in accordance with Section 5  of this Article II not less than ten (10) nor more than thirty (30) days  before the date of the meeting.  The notice shall specify the place, date and  hour of the meeting, those matters which the Board of Directors, at the time  of giving the notice, intends to present for action by the shareholders.  The  notice of any meeting at which directors are to be elected shall include the  name of any nominee or nominees whom, at the time of the notice, management  intends to present for election.

Section 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any  meeting of shareholders shall be given either personally or by first class  mail or telegraphic or other written communication, charges prepaid,  addressed to the shareholder at the address of that shareholder appearing on  the books of the corporation or given by the shareholder to the corporation  for the purpose of notice.  If no such address appears on the corporations’  books or is given, notice shall be deemed to have been given if sent to that  shareholder by first class mail or telegraphic or other written communication  to the corporation’s principal executive office, or if published at least  once in a newspaper of general circulation in the county where that office is  located.  Notice shall be deemed to have been given at the time when  delivered personally or deposited in the mail or sent by telegram or other  means of written communication.

If any notice addressed to a shareholder at the address of that  shareholder appearing on the books of the corporation is returned to the  corporation by the United States Postal Service marked to indicate that the  United States Postal Service is unable to deliver the notice to the  shareholder at that address, all future notices or reports shall be deemed to  have been duly given without further mailing if these shall be available to  the shareholder on written demand of the shareholder at the principal  executive office of the corporation for a period of one year from the date of  the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any  shareholders’ meeting shall be executed by the secretary, assistant secretary  or any transfer agent of the corporation giving the notice, and shall be  filed and maintained in the minute book of the corporation.

Section 6.  QUORUM.  The presence in person or by proxy of the holders  of a majority of the shares entitled to vote at any meeting of shareholders  shall constitute a quorum for the transaction of business. The shareholders  present at a duly called or held meeting at which a quorum is present may  continue to do business until adjournment, notwithstanding the withdrawal of  enough shareholders to leave less than a quorum, if any action taken (other  than adjournment) is approved by at least a majority of the shares required  to constitute a quorum.

Section 7.  ADJOURNED MEETING; NOTICE.  Any shareholders’ meeting,  annual or special, whether or not a quorum is present, may be adjourned from  time to time by the vote of the majority of the shares represented at that  meeting, either in person or by proxy, but in the absence of a quorum, no  other business may be transacted at that meeting, except as provided in  Section 6 of this Article II.

When any meeting of shareholders, either annual or special, is adjourned  to another time or place, notice need not be given at the adjourned meeting  if the time and place are announced at a meeting at which the adjournment is  taken, unless a new record date for the adjourned meeting is fixed, or unless  the adjournment is for more than forty-five (45) days from the date set for  the original meeting.  Notice of any such adjourned meeting shall be given to  each shareholder of record entitled to vote at the adjourned meeting in  accordance with the provisions of Sections 4 and 5 of this Article II.  At  any adjourned meeting the corporation may transact any business which might  have been transacted at the original meeting.

Section 8.  VOTING.  The shareholders entitled to vote at any meeting of  shareholders shall be determined in accordance with the provisions of Section  11 of this Article II.  The shareholders’ vote may be by voice vote or by  ballot; provided, however, that any election for directors must be by ballot  if demanded by any shareholder before the voting has begun. On any matter  other than elections of directors, any shareholder may vote part of the  shares in favor of the proposal and refrain from voting the remaining shares  or vote them against the proposal, but if the shareholder fails to specify  the number of shares which the shareholder is voting affirmatively, it will  be conclusively presumed that the shareholder’s approving vote is with  respect to all shares that the shareholder is entitled to vote. If a quorum  is present, the affirmative vote of the majority of the shares represented at  the meeting and entitled to vote on any matter shall be the act of the  shareholders, unless the vote of a greater number of voting by classes is  required by law or by the Articles of Incorporation.

At a shareholders’ meeting at which directors are to be elected, no  shareholder shall be entitled to cumulate votes (i.e., cast for any one or  more candidates a number of votes greater than the number of the  shareholder’s shares).  The candidates receiving the highest number of votes,  up to the number of directors to be elected, shall be elected.

Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The  transactions of any meeting of shareholders, either annual or special,  however called and noticed, and wherever held, shall be as valid as though  had at a meeting duly held after regular call and notice, if a quorum be  present either in person or by proxy, and if, either before or after the  meeting, each person entitled to vote, who was not present in person or by  proxy, signs a written waiver of notice or a consent to a holding of the  meeting or an approval of the minutes.  The waiver of notice or consent need  not specify either the business to be transacted or the purpose of any annual  or special meeting of shareholders, except that if action is taken or  proposed to be taken for approval of any of those matters specified in the  second paragraph of Section 4 of this Article II, the waiver of notice or  consent shall state the general nature of the proposal.  All such waivers,  consents, or approvals shall be filed with the corporate records or made a  part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of  notice of that meeting, except when the person objects, at the beginning of  the meeting, to the transaction of any business because the meeting is not  lawfully called or convened, and except that attendance at a meeting is not a  waiver of any right to object to the consideration of matters not included in  the notice of the meeting if that objection is expressly made at the meeting.

Section 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

In the case of election of director, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the director, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.  All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.  Any shareholder giving a written consent, or the shareholder’s proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

Section 11.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING  CONSENTS.   For purposes of determining the shareholders entitled to notice  of any meeting or to vote or entitled to give consent to corporate action  without a meeting, the Board of Directors may fix, in advance, a record date,  which shall not be more than thirty (30) days nor less than ten (10) days  before the date of any such action without a meeting, and in this event only  shareholders of record on the date so fixed are entitled to notice and to  vote or to give consents, as the date may be, notwithstanding any transfer of  shares on the books of the corporation after the record date, except as  otherwise provided by Nevada law.

If the Board of Directors does not so fix a record date:

(a)      The record date for determining shareholders entitled to a  notice of to vote at a meeting of shareholders shall be at the close of  business on the business day next preceding the day on which notice is given  or, if notice is waived, at the close if business on the business day next  preceding the day on which the meeting is held.

(b)      The record date for determining shareholders entitled to give  consent to corporate action in writing without a meeting, (i) when no prior  action by the Board has been taken, shall be the day on which the first  written consent is given, or (ii) when prior action of the Board has been  taken, shall be at the close of business on the day on which then Board  accepts the resolution relating to that action, or the thirtieth (30th) day  before the date of such other action, whenever is later.

Section 12.   PROXIES.  Every person entitled to vote for directors or  on any other matter shall have the right to do so either in person or by one  or more agents authorized by a written proxy signed by the person and filed  with the secretary of the corporation.  A proxy shall be deemed signed if the  shareholder’s name is placed on the proxy (whether by manual signature,  typewriting, telegraphic transmission, or otherwise) by the shareholder or  the shareholder’s attorney in fact.  A validly executed proxy which does not  state that it is irrevocable shall continue in full force and effect unless  (i) revoked by the person executing it, before the vote pursuant to that  proxy, by a writing delivered to the corporation stating that attendance at  the meeting and voting in person by, the person executing the proxy; or (ii)  written notice of the death or incapacity of the maker of the proxy is  received by the corporation before the vote pursuant to that proxy is  counted; provided, however, that no proxy shall be valid after the expiration  of eleven (11) months from the date of the proxy, unless otherwise provided  in the proxy.  The revocability of a proxy that states on its face is  irrevocable shall be governed by the provisions of the Corporations Law of  the State of Nevada.

Section 13.  INSPECTORS OF ELECTION.  Before any meeting of  shareholders, the Board of Directors may appoint any persons other than  nominees for office to act as inspectors of election at the meeting or its  adjournment.  If no inspectors of election are so appointed, the chairman of  the meeting may, and on the request of any shareholder or shareholder’s proxy  shall, appoint inspectors of election at the meeting.  The number of  inspectors shall be either one (1) or three (3).  If inspectors are appointed  at a meeting on the request of one or more shareholders or proxies, the  holders of a majority of shares or their proxies present at the meeting shall  determine whether one (1) or three (3) inspectors are to be appointed.  If  any person appointed as inspector fails to appear or fails or refuses to act,  the chairman of the meeting may, and upon the request of any shareholder or a  shareholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a)   Determine the number of shares outstanding and the voting power of  each, the shares represented at the meeting, the existence of a quorum, and  the authenticity, validity, and effect of proxies;

(b)   Receive votes, ballots, or consents;

(c)        Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)   Count and tabulate all votes or consents;

(e)   Determine when the polls shall close;

(f)   Determine the result; and

(g)   Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.  POWERS.   Subject to the provisions of Nevada General  Corporation Law and any limitations in the Articles of Incorporation and  these By-Laws relating to action required to be approved by the shareholders  or by the outstanding shares, the business and affairs of the corporation  shall be managed and all corporate powers shall be exercised by or under the  direction of the Board of Directors.

Section 2.  NUMBER AND QUALIFICATIONS OF DIRECTORS.  The authorized number of directors shall be not less than two (2) and more than nine (9) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall  be elected at each annual meeting of the shareholders to hold office until  the next annual meeting.  Each director, including a director elected to fill  a vacancy, shall hold office until the expiration of the term for which  elected and until a successor has been elected and qualified.

Section 4.  VACANCIES.  Vacancies in the Board of Directors may be  filled by a majority of the remaining directors, though less than a quorum,  or by a sole remaining director, except that a vacancy created by the removal  of a director by the vote or written consent of the shareholders or by court  order may be filled only by the vote of a majority of the shares entitled to  vote represented at a duly held meeting at which a quorum is present, or by  the written consent of holders of a majority of the outstanding shares  entitled to vote.  Each director so elected shall hold office until the next  annual meeting of the shareholders and until a successor has been elected and  qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of the court or convicted of a felony, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill  any vacancy or vacancies not filled by the directors, but any such election  by written consent shall require the consent of a majority of the outstanding  shares entitled to vote.

Any director may resign effective on giving written notice to the  chairman of the board, the president, the secretary, or the board of  directors, unless the notice specifies a later time for that resignation to  become effective.  If the resignation of a director is effective at a future  time, the Board of Directors may elect a successor to take office when the  resignation becomes effective.

No reduction of the authorized number of directors shall have the effect  of removing any director before that director’s term of office expires.

Section 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  Regular  meetings of the Board of Directors may be held at any place within or outside  the State of Nevada that has been designated from time to time by resolution of  the Board.  In the absence of such a designation, regular meetings shall be  held at the principal executive offices of the corporation.  Special meetings  of the Board shall be held at any place within or outside the State of Nevada  that has been designated in the notice of the meeting or, if not stated in  the notice or there is not notice, at the principal executive office of the  corporation.  Any meeting, regular or special, may be held by conference  telephone or similar communication equipment, so long as all directors  participating in the meeting can hear one another, and all such directors  shall be deemed to be present in person at the meeting.

Section 6.  ANNUAL MEETING.  Immediately following each annual meeting  of shareholders, the Board of Director shall hold a regular meeting for the  purpose of organization, any desired election of officers, and the  transaction of other business.  Notice of this meeting shall not be required.

Section 7.  OTHER REGULAR MEETINGS.  Other regular meetings of the Board  of Directors shall be held without call at such time as shall, from time to  time, be fixed by the Board of Directors.  Such regular meetings may be held  without notice.

Section 8.  SPECIAL MEETINGS.  Special meetings of the Board of  Directors for any purpose or purposes may be called at any time by the  chairman of the Board or the president or any vice president or the secretary  or any two directors.

Notice of the time and place of special meetings shall be delivered  personally or by telephone to each director or sent by first class mail or  telegram, charges prepaid, addressed to each director at that director’s  address as it is shown on the records of the corporation.  In case the notice  is mailed, it shall be deposited in the United States mail at least four (4)  days before the time of the holding of the meeting.  In case the notice is  delivered personally, or by telephone or telegram, it shall be delivered  personally or by telephone or to the telegraph company at least forty-eight  (48) hours before the time of the holding of the meeting.  Any oral notice  given personally or by telephone may be communicated either to the director  or to a person at the office of the director who the person giving the notice  has reason to believe will promptly communicate it to the director.  The  notice need not specify the purpose of the meeting nor the place if the  meeting is to be held at the principal executive office of the corporation.

Section 9.  QUORUM.  A majority of the authorized number of directors  shall constitute a quorum for the transaction of business, except to adjourn  as provided in Section 11 of this Article III.  Every act or decision done  or made by a majority of the directors present at a meeting duly held at  which a quorum is present shall be regarded as the act of the Board of  Directors.  A meeting at which a quorum is initially present may continue to  transact business notwithstanding the withdrawal of directors, if any action  taken is approved by at least a majority of the required quorum for that  meeting.

Section 10.  WAIVER OF NOTICE.  The transactions of any meeting of the  Board of Director, however called and noticed or wherever held, shall be as  valid as though had at a meeting duly held after regular call and notice if a  quorum is present and if, either before or after the meeting, each of the  directors not present signs a written waiver of notice, a consent to holding  the meeting or an approval of the minutes.  The waiver of notice or consent  need not specify the purpose of the meeting.  All such waivers, consents, and  approvals shall be filed with the corporate records or made a part of the  minutes of the meeting.  Notice of a meeting shall also be deemed given to  any director who attends the meeting without protesting before or at its  commencement, the lack of notice of that director.

Section 11.  ADJOURNMENT.  A majority of the directors present, whether  or not constituting a quorum, may adjourn any meeting to another time and  place.

Section 12.  NOTICE OF ADJOURNMENT.  Notice of the time and place of  holding an adjourned meeting need not be given, unless the meeting is  adjourned for more than twenty-four (24) hours, in which case notice of the  time and place shall be given before the time of the adjourned meeting, in  the manner specified in Section 8 of this Article III, to the directors who  were not present at the time of the adjournment.

Section 13.  ACTION WITHOUT MEETING.  Any action required or permitted  to be taken by the Board of Directors may be taken without a meeting, if all  members of the Board shall individually or collectively consent in writing to  that action.  Such action by written consent shall have the same force and  effect as a unanimous vote of the Board of Directors.  Such written consent  or consents shall be filed with the minutes of the proceedings of the Board.

Section 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and members  of committees may receive such compensation , if any, for their services, and  such reimbursement of expenses, as may be fixed or determined by resolution  of the Board of Directors.  This Section 14 shall not be construed to  preclude any director from serving the corporation in any other capacity as  an officer, agent, employee, or otherwise, and receiving compensation for  those services.

ARTICLE IV

COMMITTEES

Section 1.  COMMITTEES OF DIRECTORS.  The Board of Directors may, by  resolution adopted by a majority of the authorized number of directors,  designate one or more committees, each consisting of two or more directors,  to serve at the pleasure of the Board.  The Board may designate one or more  directors as alternate members of any committee, who may replace any absent  member at any meeting of the committee.  Any committee, to the extent  provided in the resolution of the Board, shall have all the authority of the  Board, except with respect to:

(a)   the approval of any action which, under the General Corporation Law of Nevada also requires shareholders’ approval or approval of the outstanding shares;

(b)   the approval of any action which, under the General Corporation  law of Nevada also requires shareholders’ approval or approval of the  outstanding shares;

(c)   the appointment of any other committees of the Board of Directors or the members of these committees.

Section 2. MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of  committees shall be governed by, and held and taken in accordance with, the  provisions of Article III of these By-Laws, Section 5 (place of meetings), 7  (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver  of notice), 11 (adjournment), 12 (notice of adjournment), 13 (action without  meeting), with such changes in the context of those By-Laws to substitute the  committee and its members for the Board of Directors and its members, except  that the time of regular meetings of committees may be determined either by  resolution of the Board of Directors or by resolution of the committee;  special meetings of committees may also be called by resolution of the Board  of Directors; and notice of special meetings of committees shall also be  given to all alternate members, who shall have the right to attend all  meetings of the committee.  The Board of Directors may adopt rules for the  government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V

OFFICERS

Section 1.  OFFICERS.  The officers of the corporation shall be a  president, a secretary, and a chief financial officer.  The corporation may  also have, at the discretion of the Board, one or more vice presidents, one  or more assistant secretaries, one or more assistant treasurers, and such  other officers as may be appointed in accordance with the provisions of  Section 3 of this Article V.  Any member of officers may be held by the same  person.

Section 2.  ELECTION OF OFFICERS.  The officers of the corporation,  except such officers as may be appointed in accordance with the provisions of  Section 3 or Section 5 of this Article V, shall be chosen by the Board of  Directors, and each shall serve at the pleasure of the Board, subject to the  rights, if any, of any officer under the contract of employment.

Section 3.  SUBORDINATE OFFICERS.  The Board of Directors may appoint,  and may empower the president to appoint, such other officers as the business  of the corporation may require, each of whom shall hold office for such  period, have such authority and perform such duties as are provided in the  By-Laws or as the Board of Directors may, from time to time, determine.

Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of any officer under any contract or employment, any officer may be  removed, either with or without cause, by the Board, or, except in case of an  officer chosen by the Board of Directors, by an officer upon whom such power  of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the  corporation.  Any resignation shall take effect at the date of the receipt of  that notice or at any later time specified in that notice; and, unless  otherwise specified in that notice, the acceptance of the resignation shall  not be necessary to make it effective.  Any resignation is without prejudice  to the rights, if any, of the corporation under any contract to which the  officer is a party.

Section 5.  VACANCIES IN OFFICERS.  A vacancy in any officer because of  death, resignation, removal disqualification or any other cause shall be  filled in the manner prescribed in these By-Laws for regular appointments to  that officer.

Section 6.  CHAIRMAN OF THE BOARD.  The chairman of the board, if such  an officer be elected, shall, if present, preside at meetings of the Board of  Directors and exercise and perform such other powers and duties as may be,  from time to time, assigned to him by the Board of Directors or prescribed by  the By-Laws.  If there is no president, the chairman of the board shall in  addition be the chief executive officer of the corporation and shall have the  powers and duties prescribed in Section 7 of this Article V.

Section 7.  PRESIDENT.  Subject to such supervisory powers, if any, as  may be given by the Board of Directors to the chairman of the board, if there  be such an officer, the president shall be the chief executive officer of the  corporation and shall, subject to the control of the Board of Directors, have  general supervision, direction, and control of the business and the officers  of the corporation.  He shall preside at all meetings of the shareholders  and, in the absence of the chairman of the board, or if there be none, at all  meetings of the Board of Directors.  He shall have the general powers and  duties of management usually vested in the office of president of a  corporation, and shall have such other powers and duties as may be prescribed  by the Board of Directors or the By-Laws.

Section 8.  VICE PRESIDENTS.  In the absence of disability of the  president, the vice presidents, if any, in order of their rank as fixed by  the Board of Directors or, if not ranked, a vice president designated by the  Board of Directors, shall perform all the duties of the president, and when  so acting shall have all the powers of, and be subject to all the  restrictions upon, the president.  The vice presidents shall have such other  powers and perform such other duties as, from time to time, may be prescribed  for them respectively by the Board of Directors or the By-Laws, and the  president, or the chairman of the board.

Section 9.  SECRETARY.  The secretary shall keep or cause to be kept, at  the principal executive office or such other place as the Board of Directors  may direct, a book of minutes of all meetings and actions of directors,  committees of directors, and shareholders, with the time and place of  holding, whether regular or special, and, if special, how authorized, the  notice given, the names of those presented at directors’ meetings or committee  meetings, the number of shares presented or represented a shareholder’s  meetings, and the proceedings.

The secretary shall keep, or cause to be kept, at the principal  executive office or at the office of the corporation’s transfer agent or  registrar, as determined by resolution of the Board of Directors, a share  register, or a duplicate share register, showing the names of all  shareholders and their addresses, the number and classes of shares held by  each, the number and date of certificates issued for the same, and the number  and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.  CHIEF FINANCIAL OFFICER.  The chief financial officer shall  keep and maintain, or cause to be kept and maintained, adequate and correct  books and records of accounts of the properties and business transactions of  the corporation, including accounts of its assets, liabilities, receipts,  disbursements, gains, losses, capital, retained earning, and shares.  The  books of account shall at all reasonable times be open to inspection by any  director.

The Chief Financial Officer shall deposit all moneys and other valuables  in the name and to the credit of the corporation with such depositories as  may be designate by the Board of Directors.  He shall disburse the funds of  the corporation as may be ordered by the Board of Directors, shall render to  the president and directors, whenever they request it, an account of all if  his transactions as chief financial officer and the financial condition of  the corporation, and shall have other powers and perform such other duties as  may be prescribed by the Board of Directors or the By-Laws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

AND OTHER AGENTS

The corporation shall, to the maximum extent permitted by the Nevada  General Corporation Law, indemnify each of its agents against expenses,  judgments, fines, settlements and other amounts actually and reasonably  incurred in connection with any proceeding arising by reason of the fact any  such person is or was an agent of the corporation.  For purposes of this  Section, an “agent” of the corporation includes any person who is or was a  director, officer, employee, or agent of the corporation, or is or was  serving at the request of the corporation as a director, officer, employee,  or agent of another corporation, partnership, joint venture, trust, or other  enterprise, or was a director, officer, employee, or agent of a corporation  which was a predecessor corporation of the corporation or of another  enterprise at the request of such predecessor corporation.

ARTICLE VII

RECORDS AND REPORTS

Section 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The  corporation shall keep at its principal executive office, or at the office of  its transfer agent or registrar, if either be appointed and as determined by  resolution of the Board of Directors, a record of its shareholders, giving  the names and addresses of all shareholders and the number and class of  shares held by each shareholder.

A shareholder or shareholders of the corporation holding at least five  percent (5%) in the aggregate of the outstanding voting shares of the  corporation may (i) inspect and copy the records of shareholders’ names and  addresses and shareholdings during usual business hours on five days prior  written demand on the corporation, and (ii) obtain from the transfer agent of  the corporation on written demand and on the tender of such transfer agent’s  usual charges for such list, a list of the shareholders’ names and addresses,  who are entitled to vote for the election of directors, and their  shareholdings, as of the most recent record date for which that list has been  compiled or as of a date specified by the shareholder after the date of  demand.  This list shall be made available to any such shareholder by the  transfer agent on or before the later of five (5) days after the demand is  received or the date specified in the demand as the date as of which the list  is to be compiled.  The record of shareholders shall also be open to  inspection on the written demand of any shareholder or holder of a voting  trust certificate, at any time during usual business hours, for a purpose  reasonably related to the holder’s interests as a shareholder or as the  holder of a voting trust certificate.  Any inspection and copying under this  Section 1 may be made in person or by an agent or attorney of the shareholder  or holder of a voting trust certificate making the demand.

Section 2.  MAINTENANCE AND INSPECTION OF BY-LAWS.  The corporation  shall keep at its principal executive office, or if its principal executive  office is not in the State of Nevada, at its principal business office in this  state, the original or a copy of the By-Laws as amended to date, which shall  be open to inspection by the shareholders at all reasonable times during  office hours.  If the principal executive office of the corporation is  outside the State of Nevada and the corporation has no principal business  office in this state, the Secretary shall, upon the written request of any  shareholder, furnish to that shareholder a copy of the By-Laws as amended to  date.

Section 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.  The  accounting books and records and minutes of proceedings of the shareholders  and the Board of Directors shall be kept at such place or places designated  by the Board of Directors, or, in the absence of such designation, at the  principal executive office of the corporation.  The minutes shall be kept in  written form and the accounting books and records shall be kept either in  written form or in any other form capable of being converted into written  form.  The minutes and accounting books and records shall be open to  inspection upon the written demand of any shareholder or holder of a voting  trust certificate, at any reasonable time during usual business hours, for a  purpose reasonably related to the holder’s interests as a shareholder or as  the holder of a voting trust certificate.  The inspection may be made in  person or by an agent or attorney, and shall extend to the records of each  subsidiary corporation of the corporation.

Section 4.  INSPECTION BY DIRECTORS.  Every director shall have the  absolute right at any reasonable time to inspect all books, records, and  documents of every kind and the physical properties of the corporation and  each of its subsidiary corporations.  This inspection by a director may be  made in person or by an agent or attorney and the right of inspection  includes the right to copy and make extracts of documents.

Section 5.  ANNUAL REPORT TO SHAREHOLDERS.  The Board of Directors shall  cause an annual report to be sent to the shareholders not later than one  hundred twenty (120) days after the close of the fiscal year adopted by the  corporation.  This report shall be sent at least fifteen (15) days before the  annual meeting of shareholders to be held during the next fiscal year and in  the manner specified in Section 5 of Article II of these By-Laws for giving  notice to shareholders of the corporation.  The annual report shall contain a  balance sheet as of the end of the fiscal year and an income statement and a  statement of changes in financial position for the fiscal year, accompanied  by any report of independent accountants or, if there is no such report, the  certificate of an authorized officer of the corporation that the statements  were prepared without audit from the books and records of the corporation.

Section 6.  FINANCIAL STATEMENTS.  A copy of any annual financial  statement and any income statement of the corporation for each quarterly  period of each fiscal year, and any accompanying balance sheet of the  corporation as of the end of each such period, that has been prepared by the  corporation shall be kept on file in the principal executive office of the  corporation for twelve (12) months and each such statement shall be exhibited  at all reasonable times to any shareholder demanding an examination of any  such statement or a copy shall be mailed to any such shareholder.

If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three month, six month, or nine month period of the then current fiscal year ended more than thirty (30) days after the receipt of the request, and a balance sheet of the corporation as of the end of that period the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request.  If the corporation has not sent the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

The corporation shall also, on the written request of any shareholder,  mail to the shareholder a copy of the last annual, semi-annual, or quarterly  income statement which it has prepared, and a balance sheet as of the end of  that period.

The quarterly income statements and balance sheets referred to in this  section shall be accompanied by the report, if any, of any independent  accountant engaged by the corporation or the certificate of an authorized  officer of the corporation that the financial statements were prepared  without audit from the books and records of the corporation.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1.  RECORD DATES FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For  purposes of determining the shareholders entitled to receive payment of any  dividend or other distribution or allotment of any rights or entitled to  exercise any rights in respect of any other lawful action (other than action  by shareholders by written consent without a meeting), the Board of Directors  may fix, in advance, a record date, which shall not be more than sixty (60)  days before any such action, and in that case only shareholders of record on  the date so fixed are entitled to receive the dividend, distribution, or  allotment of rights or to exercise the rights, as the case may be,  notwithstanding any transfer of any shares on the books of the corporation  after the record date so fixed, except as otherwise provided in the Nevada  General Corporation Law.

If the Board of Directors does not so fix a record date, the record date  for determining shareholders for any such purpose shall be at the close of  business on the day on which the Board adopts the applicable resolution or  the sixtieth (60th) day before the date of that action, whichever is later.

Section 2.  CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS EXECUTED.  The By-Laws, may authorize an officer or officers, agent or agents, to enter into  any contract or execute any instrument in the name of and on behalf of the  corporation, and this authority may be general or confined to specific  instances; and, unless so authorized or ratified by the Board of Directors or  within the agency power of an officer, no officer, agent, or employee shall  have any power or authority to bind the corporation by any contract or  engagement or to pledge its credit or to render it liable for any purpose or  for any amount, except as to those contracts or agreements entered into by  the president on behalf of the corporation.

Section 4.  CERTIFICATES FOR SHARES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid.  All certificates shall be signed in the name of the corporation by the chairman of the board or vice chairman of the board or the president or treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5.  LOST CERTIFICATES.  Except as provided in this Section 5, no  new certificates for shares shall be issued to replace an old certificate  unless the latter is surrendered to the corporation and cancelled at the same  time.  The Board of Directors may, in case any share certificate or  certificates for any other security is lost, stolen, or destroyed, authorize  the issuance of a replacement certificate on such terms and conditions as the  Board may require, including provision for indemnification of the corporation  secured by a bond or other adequate security sufficient to protect the  corporation against any claim that may be made against it, including any  expense or liability, on account of the alleged loss, theft, or destruction  of the certificate or the issuance of the replacement certificate.

Section 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.  The  chairman of the board, the president, or any vice president, or any other  person authorized by resolution of the Board of Directors or by any of the  foregoing designated officers, is authorized to vote on behalf of the  corporation any and all shares of any other corporation or corporations,  foreign or domestic, standing in the name of the corporation.  The authority  granted to these officers to vote or represent on behalf of the corporation  any and all shares held by the corporation in any other corporation or  corporations may be exercised by any of these officers in person or by any  person authorized to do so by a proxy duly executed by these officers.

Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires  otherwise, the general provisions, rules of construction, and definitions in  the Nevada General Corporation Law shall govern the construction of these By-Laws.  Without limiting the generality of this provision, the singular number  includes the plural, the plural number includes the singular, and the term  “person” includes both a corporation and a natural person.

ARTICLE IX

AMENDMENTS

Section 1.  AMENDMENT BY SHAREHOLDERS.  New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.  AMENDMENT BY DIRECTORS.  Subject to the rights of the  shareholders as provided in Section 1 of this Article IX, By-Laws, other than  a By-Law or an amendment of a By-Law changing the authorized number of  directors, may be adopted, amended, or repealed by the Board of Directors.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all of the Directors of China Ginseng Holdings, Inc.  hereby adopt the foregoing By-Laws, as the By-Laws of said Corporation.

IN WITNESS WHEREOF, we have hereunto set out hands:

Dated: July 1, 2004
s/s/  Liu Changzhen